                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                KEMET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     57-0923789
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                                 2835 KEMET WAY
                       SIMPSONVILLE, SOUTH CAROLINA 29681
                            TELEPHONE: (864) 963-6300
                    (Address of principal executive offices)

                                   ----------

               KEMET CORPORATION 1995 EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                 GLENN H. SPEARS
                       SENIOR VICE PRESIDENT AND SECRETARY
                                KEMET CORPORATION
                                 2835 KEMET WAY
                       SIMPSONVILLE, SOUTH CAROLINA 29681
                            TELEPHONE: (864) 963-6300
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                               H. KURT VON MOLTKE
                                KIRKLAND & ELLIS
                             200 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                            TELEPHONE: (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed maximum          Proposed maximum
                                                 Amount to be             offering                 aggregate          Amount of
Title of securities to be registered              registered           price per share           offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1)     1,354,000 shares           $ 12.84(2)             $17,385,360(2)        $4,834(2)
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Common Stock, par value $0.01 per share(1)       104,000 shares           $32.125(3)              $3,341,000(3)          $929(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1)       116,000 shares            $19.25(4)              $2,233,000(4)          $621(4)
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Common Stock, par value $0.01 per share(1)       128,000 shares            $25.75(5)              $3,296,000(5)          $917(5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1)       248,000 shares            $11.41(6)              $2,829,680(6)          $787(6)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Includes associated Preferred Share Purchase Rights.
(2) Based on the number of shares not yet subject to options issuable pursuant to the executive stock option plan and estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the bid and asked prices reported for the shares on the Nasdaq National Market on November 19, 1998.
(3) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $32.125 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.
(4) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $19.25 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.
(5) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $25.75 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.
(6) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $11.41 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to key employees of KEMET Corporation (the "Company" or the "Registrant") selected to participate in the KEMET Corporation 1995 Executive Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

     (b) Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1998 and September 30, 1998.

     (c) The description of the Registrant's common stock under the caption "Item 1. Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, as amended (File No. 000-20289), filed with the Commission on June 1, 1992 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such descriptions.

     (d) The description of the Registrant's preferred share purchase rights under the caption "Item 1. Description of Registrant's Securities to be
     Registered: Preferred Stock Purchase Rights" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-20289) filed with the Commission on July 8, 1996 pursuant to the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     (e) All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




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



ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.





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



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits of this Registration Statement, which Index to Exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy





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



as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simpsonville, State of South Carolina, on November 24, 1998.

                                            KEMET CORPORATION

                                            By:  /s/ D. Ray Cash
                                                 -------------------------------
                                            Name:  D. Ray Cash
                                            Title: Senior Vice President of
                                                   Administration, Treasurer and
                                                   Assistant Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David E. Maguire and D. Ray Cash his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of KEMET Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on November 24, 1998, by the following persons in the capacities indicated.

        Signature                                         Capacity
        ---------                                         --------

     /s/ DAVID E. MAGUIRE
----------------------------------      Chairman, Chief Executive Officer, President and
       David E. Maguire                      Director (Principal Executive Officer)

       /s/ D. RAY CASH
----------------------------------         Senior Vice President of Administration,
         D. Ray Cash                         Treasurer and Assistant Secretary
                                         (Principal Accounting and Financial Officer)

    /s/ CHARLES E. VOLPE
----------------------------------                          Director
      Charles E. Volpe

    /s/ STEWART A. KOHL
----------------------------------                          Director
      Stewart A. Kohl

 /s/ E. ERWIN MADDREY, II
----------------------------------                          Director
   E. Erwin Maddrey, II

    /s/ PAUL C. SCHORR IV
----------------------------------                          Director
      Paul C. Schorr IV



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

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.1 Certificate representing shares of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-48056)).

4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1992 (Reg. No. 000-20289).

4.3 Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1996 (Reg. No. 000-20289).

4.4 KEMET Corporation 1995 Executive Stock Option Plan (incorporated by reference to the Company's Annual Report on Form 10-K for the Fiscal Year ended March 31, 1996).

*5       Opinion of Kirkland & Ellis.

*23.1    Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5).

*23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

*24      Powers of Attorney (included in signature page).

--------------------------------------------------------------

*    Filed herewith.




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